Exhibit 99.2

TELKONET, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Telkonet, Inc. (“Telkonet,” “we,” “us,” or “our”) and Smart Systems International (“SSI”) after giving effect to our Asset Purchase Agreement and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. We acquired the operations, substantially all of the assets and liabilities of SSI on March 9, 2007. The proforma balance sheet was prepared as if the acquisition occurred on December 31, 2006 and the statements of operations were prepared as if the acquisition had occurred on the first day of each period presented.

The pro forma data is for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been had Telkonet and SSI been operating as combined entities for the periods presented. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements, including the notes thereto, of Telkonet included in our Form 10-K for the year ended December 31, 2006, and the historical financial statements included elsewhere in this Form 8-K/A.

Telkonet, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2006

	Historical			Pro Forma
	Telkonet, Inc.	Smart Systems International	Combined Total	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,644,037	$24,527	$1,668,564	$(875,000)	(1)	$793,564
Income tax receivable	291,000	-	291,000	-		291,000
Accounts Receivable, net of allowance for doubtful accounts of $69,911	295,116	162,126	457,242	-		457,242
Inventory	1,306,593	622,397	1,928,990	-		1,928,990
Other	229,333	202,169	431,502	-		431,502
Total current assets	3,766,079	1,011,219	4,777,298	(875,000)		3,902,298

Long Term Assets:
Property and equipment, net	1,628,788	32,052	1,660,840	-		1,660,840
Equipment under operating leases, net	2,621,767	-	2,621,767	-		2,621,767
Intangible assets, net	2,181,602	39,378	2,220,980	-		2,220,980
Goodwill	1,977,768	-	1,977,768	6,258,660	(1)	8,236,428
Other	340,512	8,238	348,750	-		348,750
Total other assets	8,750,437	79,668	8,830,105	6,258,660		15,088,765

	$12,516,516	$1,090,887	$13,607,403	$5,383,660		$18,991,063

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Credit Line Payable	$-	$1,388,455	$1,388,455	$(1,388,455)	(2)	$-
Note payables including accrued interest	-	1,476,126	1,476,126	(1,476,126)		-
Accounts payable and accrued liabilities	2,865,144	265,328	3,130,472	100,000	(1)	3,230,472
Note payable - officer	980,444	-	980,444	-		980,444
Deferred Revenue	202,144	-	202,144	-		202,144
Income tax refund due to officer	291,000	-	291,000	-		291,000
Total current liabilities	4,338,732	3,129,909	7,468,641	(2,764,581)		4,704,060

Long Term Liabilities:
Other	42,561	-	42,561	-		42,561
Total long term liabilities	42,561	-	42,561	-		42,561

Commitments and Contingencies	-	-	-	-		-
Minority Interest	-	-	-	-		-

Stockholders’ equity	8,135,223	(2,039,022)	6,096,201	8,148,241	(1)(2)	14,244,442

	$12,516,516	$1,090,887	$13,607,403	$5,383,660		$18,991,063

Telkonet, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2006

	Historical		Pro Forma
	Telkonet	Smart Systems International	Pro-forma Adjustments		Combined Balances
Total Revenue	$5,181,328	$1,563,223	$-		$6,744,551
Cost of Sales	4,480,659	897,665	-		5,378,324

Gross Profit	700,669	665,558	-		1,366,227

Costs and Expenses:
Research and Development	1,925,746	433,645	-		2,359,391
Selling, General and Administrative	14,346,364	1,162,012	-		15,508,376
Impairment write-down in investment in affiliate	92,000	-	-		92,000
Non-Employee Stock Options and Warrants	277,344	-	-		277,344
Employee stock options	1,080,895	10,898	-		1,091,793
Depreciation and Amortization	540,906	27,608	-		568,514
Total Operating Expense	18,263,255	1,634,163	-		19,897,418

Loss from Operations	(17,562,586)	(968,605)	-		(18,531,191)

Other Income (Expenses):
Financing activities	(4,626,679)	-	-		(4,626,679)
Interest Income	327,184	-	-		327,184
Interest Expense	(5,594,604)	(219,025)	218,342	(2)	(5,595,287)
Total Other Income (Expenses)	(9,894,099)	(219,025)	218,342		(9,894,782)

Loss Before Minority Interest and Provision for Income Taxes	(27,456,685)	(1,187,630)	218,342		(28,425,973)
	-	-	-		-

Minority Interest	19,569	-	-		19,569

Loss before income taxes	(27,437,116)	(1,187,630)	218,342		(28,406,404)
Provision for Income Taxes	-	-	-		-
Net Loss	$(27,437,116)	$(1,187,630)	$218,342		$(28,406,404)

Loss per common share (basic and dilutive)	($0.54)				($0.54)
Weighted average common shares outstanding	50,823,652		2,227,273		53,050,925

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.  Basis of Presentation

The following unaudited pro forma condensed combined balance sheet is derived from the balance sheets of Smart Systems International, a Nevada corporation (“SSI”), and Telkonet, Inc. at December 31, 2006. The unaudited pro forma condensed combined balance sheet reflects our purchase of the operations and substantially all the assets and liabilities of SSI by Telkoent, Inc. The proforma balance sheet was prepared as if the acquisition occurred on December 31, 2006 and the statements of operations were prepared as if the acquisition occurred on the first day of each period presented.

In accordance with the rules and regulations of the SEC, unaudited financial statements may omit or condense information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, management believes that the notes to the financial statements as presented contain disclosures adequate to make the information presented not misleading.

The adjustments necessary to fairly present the unaudited pro forma condensed combined financial statements have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project the financial position or results of operations for any future date or future period. The unaudited pro forma condensed combined financial data should be read in conjunction with the notes hereto.

2.  Smart Systems International Acquisition

On March 9, 2007, Telkonet, Inc. acquired substantially all of the assets of the SSI for cash and Telkonet, Inc. common stock having an aggregate value of $6,875,000. The purchase price was comprised of $875,000 in cash and 2,227,273 shares of the Telkonet Inc’s common stock. Telkonet, Inc. holds 1,090,909 shares in an escrow account for a period of one year following the date of acquisition from which certain potential indemnification obligations under the purchase agreement may be satisfied. The aggregate number of shares held in escrow is subject to adjustment upward or downward depending upon the trading price of the Telkonet’s common stock during the one year period following the closing date.

The acquisition of SSI was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The value of Telkonet’s common stock issued as a part of the acquisition was determined based on the most recent price of Telkonet's common stock on the day immediately preceding the acquisition date. The results of operations for SSI have been included in the Consolidated Statements of Operations since the date of acquisition.  The components of the purchase price were as follows:

As Reported March 9, 2007
Common stock	$6,000,000
Cash	875,000
Direct acquisition costs	100,000
Total Purchase Price	$6,975,000

3.  Allocation of Purchase Price:

Current assets	$1,229,957
Property, plant and equipment	36,020
Other assets	8,237
Goodwill	6,258,660
Total assets acquired	7,532,874

Accounts payable and accrued liabilities	557,874
Total liabilities assumed	557,874
Net assets acquired	$6,975,000

4.  Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

(1) Adjustment for the $6,875,000 acquisition of Smart Systems International comprised of $875,000 cash and 2,227,273 shares of common stock and accrued acquisition costs.

(2) Adjustments for certain notes payable not assumed by Telkonet, Inc. in the acquisition and reduction of interest expense of $218,342.

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